EXHIBIT 10.1

                            STANDARD FORM LOFT LEASE
                     The Real Estate Board of New York, Inc.


AGREEMENT OF LEASE made as of this 27 day of July 1983, between 444 REALTY COMPANY, a New York partnership, having an office at 11 East 44th Street, New York, NY party of the first part hereinafter referred to as LANDLORD and Interboro Institute, a New York corporation, presently having its offices at 229 Park Avenue South, New York NY 10003, party of the second part, hereinafter referred to as TENANT.

WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord entire 3rd & 4th floors of the building known as 450 West 56th Street, New York, N.Y., less the Common areas of said building e.g. the lobbies, elevators, stairways, shafts and other portions which do exclusively serve the demised premises, in the borough of Manhattan, city of New York for the term of ten (10) years (commencing on the date that the landlord completes its work with respect to the demised premises - see section 51 hereof) at an annual rate of:
$325,000 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues public and private, at the time of payment in equal monthly installments of $27,083.33 in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors, and assigns, hereby covenant as follows:

RENT OCCUPANCY      1. Tenant shall pay the rent as above and as
                    hereinafter provided.

                    2. Tenant shall use and occupy demised premises for a school or college and for no other purposes.

ALTERATIONS         3. Tenant shall make no changes in or to the demised
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                    premises of any nature without the Landlord's prior written consent. Subject to the prior written consent of Landlord
                    and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which so not
                    affect utility services of plumbing and electrical lines, in or to the interior of the demised premises by using
                    contractors or mechanics first approved by landlord. All
                    fixtures and all paneling, partitions, railings and like
                    installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon
                    installation, become the property of Landlord and shall
                    remain upon and be surrendered with the demised premises
                    unless Landlord, by notice to Tenant no later than 20 days prior to the date fixed as the termination of this lease,
                    elects to relinquish Landlords right thereto and to have
                    them removed by Tenant, in which event, the same shall be
                    removed from the premises by the Tenant prior to the
                    expiration of the lease, at Tenant's expense. Nothing in
                    this article shall be construed to give landlord title to or to prevent Tenants removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and its
                    expense, repair and restore the premises to the condition
                    existing prior to installation and repair any damage to
                    demised premise or the building due to such removal. All
                    property permitted or required to be removed by the Tenant at the term remaining in the premises after tenants removal shall be deemed abandoned and may, at the election of
                    landlord, either be retained as Landlord's property or may be removed from the property at Tenant's expense. Tenant
                    shall, before making any alterations, additions,
                    installations, or improvements, at its expense, obtain all permits, approvals and certificates required by any
                    governmental or quasi-governmental bodies and (upon
                    completion) certificates of final approval thereof and shall deliver promptly duplicated of all such permits approvals
                    and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman compensation, liability, personal and property damage insurance as landlord may require. If any mechanic's lien is filed against the demised premises or the building of which the same forms a part, for work claimed to have
                    been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be
                    discharged by Tenant within 30 days thereafter, at Tenant's expense, by filing the bond required by law. (See Rider)
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REPAIRS             4. Landlord shall maintain and repair the public portions of the building, both interior=r and exterior. Tenant shall,
                    throughout the term of this lease, take good care of the
                    demised premises and the fixtures and appurtenances therein and at Tenants sole costs and expense, make all
                    non-structural repairs thereto as and when needed to
                    persevere them in good working order and condition,
                    reasonable wear and tear, obsolesces and damage from the
                    elements fire or other causality, excepted. Fire and other causality is covered by the provisions of section 9 hereof.
                    Notwithstanding the forgoing, all damage or injury to the
                    demised premises or any part of the building or its
                    fixtures, equipment or appurtenances, whether requiring
                    structural or non-structural repairs, caused by or resulting fro carelessness, omission, neglect or improper conduct of
                    Tenant, Tenant's servants, employees, invitees or licenses, shall be repaired promptly by Tenant at it sole cost and
                    expense, to the satisfaction of landlord reasonable
                    exercised. Tenant shall also repair all damage to the
                    building and demised premises caused by the moving of
                    Tenants fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after 10 days notice to proceed with due diligence to make repairs required to
                    made by Tenant, the same may be made by the landlord at the expense of Tenant and the expenses incurred thereof by
                    Landlord shall collectable as additional rent after
                    rendition of a bill of=r statement therefore. If the demised premises be or become infested with vermin Tenant shall art
                    Tenant's expense caused the same to be exterminated from
                    time to time to the satisfaction of landlord. Tenant shall give landlord prompt notice of any defective condition in
                    any plumbing, heating system of electrical lines located in,
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                    servicing or passing through the demised premises and
                    following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage of injury attributed to Tenant, Tenant's servants, agents, employees, invitees or licenses as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and l=no liability on the part of landlord by reason of inconvenience, annoyance or injury to business arising form
                    Tenant or others making or failing to make and repairs alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, app or the fixtures thereof. The provision of the
                    Article 4 with respect to the making of repairs shall not apply in the case of fie or other casualty which are dealt with in Article 9 hereof.

WINDOW CLEANING:    5. Tenant will not clean nor require, permit, any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards an Appeals or of any other Board or Body having any asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:
                    6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense shall promptly comply with all present and future laws, orders and regulations of all state, federal, local and municipal governments, departments, commissions and boards and any direction of any
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                    public officer pursuant to law, and all orders and
                    regulation s of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon landlord or Tenant with respect to the demised premises whether or not arising out of Tenant's use or manor of use thereof or with respect to the building if arising out of tenants use or manor of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manor of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations of requirements with respect therein. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses including, but not limited to, reasonable attorneys fee, by cash deposit or surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offenses or constitute a default under any lease or mortgage under which landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall be or might subject
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                    landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire department, Board of Fire Underwriters. Board of Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manor and in such manor and such quantity so as not to increase the rate of fire insurance applicable to the building, nor use the premises in a manor which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenants occupancy. Tenant shall pay all costs, expenses, fines penalties or damages which may be imposed upon the Landlord by reason of Tenant's failure to comply with the provision of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at anytime thereafter, be higher than it otherwise would be, Tenant shall reimburse landlord, as addition rent here=under, for that portion of all fire insurance premiums thereafter paid by landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement on the first day of the month following such outlay by Landlord. In any
                    action or proceeding wherein Landlord and Tenant are parties a schedule or "make up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges for the fire insurance rate then applicable to the said premises. So as to assure that floor load capacities are not exceeded Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area for which it was designed to carry and which is allowed by law. Landlord
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                    reserves the right to proc=scribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:      7. This lease is subject and subordinate to all ground and underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required of any ground or underlying lessee or by any mortgagee, affecting any lease of the real property of which the demised premises are apart. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY
                    8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for the loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of landlord, its agents, servants or employees; nor shall landlord of its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in constructions of any private, public or quasi public work. If at any time any of the

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                    windows of the demised premises are temporarily closed,
                    darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever, including, but not limited to; landlord's own acts; landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be responsible for any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter or fixtures into or out of the building without landlord's prior written consent. If such machinery equipment bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative code of the City of New York and all other laws and regulations applicable and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligation, damages, penalties, claims, costs and expenses for which Landlord shall not be reimburse from insurance, including reasonable attorney fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees invitees or licensees of any covenant or condition of the lease, or the careless, negligence or improper conduct of the Tenant agents, contractors, employees invitees or licensees. Tenants Liabilities under this lease extends to the acts and omission of any subtenant and any agents, contractors, employees invitees or licensees of any sub-Tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from landlord, will, at tenants, expense, resist or defend such action or proceeding by counsel approved by landlord in writing, such approval not to be unreasonably withheld. Rider to be added if necessary.
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DESTRUCTION, FIRE AND OTHER CASUALTY:
                    9 (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or =rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repairs shall be substantially completed, shall be apportioned from the day following the casualty to the part oft eh premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionally paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by landlord, subject to landlord right not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damage in whole or in part) if the building shall be so damaged that landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or causality specifying a date for the expiration of the lease, which date shall not be more the 60 days after the giving of such notice and on the date specified in such notice the term of this lease shall expire as fully and completely as if such date was the date set forth above for the termination of
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                    this lease and Tenant shall forthwith quit, surrender and
                    vacate the premises without prejudice however to Landlord rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and payments of rent made by Tenant which were on account for any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make repairs and restorations under the conditions of (b) (c) hereof with all reasonable expedition subject to delays for adjust of insurance claims, labor trouble and causes beyond Landlord control. After any such causality, Tenant shall cooperate with Landlord restoration by removing from the premises as promptly as reasonably possible all tenants salvageable inventory and movable equipment, furniture, and other property. Tenant liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing hereinabove shall relieve Tenant from liability that may exist as result of fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other causality, to the extent that such insurance is in force and collectable and to the extent permitted by law, L and Tenant each hereby releases and waives their right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause that such a release of waiver shall not invalidate the insurance and also, provided that
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                    such a policy can be obtained with out additional premiums.
                    Tenant acknowledges that Landlord will not carry insurance on tenants furniture and/or furnishings or any fixtures or equipment, improvements, or a removable by Tenant and agrees that Landlord will not be obligate to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN:     10. If the whole or any part of the demised premises shall be acquired by Eminent Domain for an public or quasi-public use or purposes, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexposed term of said lease. (See
                    Rider)

ASSIGNMENT, MORTGAGE, ETC.:
                    11. Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage, encumber this agreement nor underlet or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this lease be assigned of if the demised premises of any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-Tenant or
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                    occupant, and apply the net amount collect to the rent
                    herein revered, but no such assignment under letting, occupancy or collection shall be deemed a waiver of this covenant, or acceptance of the assignee, under-Tenant or occupant as Tenant or a release of Tenant of further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

ELECTRIC CURRENT:   12. Electricity shall be provided to the demised premises
                    either by directly metering by the local public utility service or by sub metering by Landlord. If the premises are submetered, then the cost to Tenant shall not exceed the cost for such service had the same been directly provided by Con Edison.

ACCESS TO PREMISES: 13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the demised building on which Landlord may elect to perform following Tenant failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take such necessary materials and equipment into said premises with out the same constituting an eviction nor shall the Tenant be entitled to
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                    any abatement of rent while such work is in progress for
                    reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises art reasonable hours for purpose of showing same to potential purchasers or mortgages of the building, and during the last 6 months of the term for the purpose of showing the same to prospective tenants and may, during said six months period place upon the premises the usual notices "to let" and "for sale" which notices Tenant shall permit to remain thereon with molestation. If Tenant is not present to open and permit entry into the premises Landlord and Landlord's agents may enter the same when ever such entry may be necessary or permissible by master key or forcible and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefore, nor in any event shall the obligation of Tenant hereunder be affected. If during the last month of this term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or the location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the number of designation buy the building may known. (See Rider)
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VAULT, VAULT SPACE, AREA:
                    14. No Vault, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license and if any such license be revoked, or if the amount of such area be diminished or required by any federal, state or municipal authority or public Utility. Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY:          15. Tenant will not at any time use or occupy the demised
                    premises in violation of the certificate of occupancy to issued for the building of which the demised premises are a part.

BANKRUPTCY:         16 (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby
                    demised there shall be filed by or against Tenant in any
                    court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or
                    trustee of all or a portion of Tenant's property, and within
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                    60 days thereof, Tenant fails to secure a dismissal thereof, or if Tenant makes an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) and whether such cancellation and termination occur prior to or during the term, either Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession of the remain in possession of the premise demised but shall forthwith quit and surrender the premise and landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or monies received by him from Tenant or others in behalf of Tenant.
                    If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease. (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent received hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the

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                    difference between any installment of rent becoming due
                    hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term the said lease, or any part thereof, before presentation of proof of any such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum amount allowed by any statute or rule of law in effect in the time when and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or it the demised premises become vacant of deserted; or it the demised premises are damaged by reason of negligence or carelessness of Tenant its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises or if Tenant shall default with respect to any other lease between landlord and Tenant; then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said
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                    default and upon the expiration of said five (5) days, if
                    Tenant shall have failed to comply with such default, or if the said default or omission complained of shall be of a nature that the same can not be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default then Landlord may serve a written three (3) day notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitively fixed for the end and expiration of this lease and the tem thereof and Tenant shall then quit and surrender the demised premises to Landlord and Tenant shall remain liable as hereinafter provided.

                    (2) If the notice provided for in (1) hereof shall have been given and the term shall expire as foresaid; or if Tenant shall make default in payment of the rent reserved herein of any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may with out notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise and the legal representative of Tenant or other occupant of the dm and remove their effects and hold the premises as if this lease had not been made, Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceeding to that end. If Tenant shall make default hereunder prior to the date fixed as the commenced of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION:
                    18. In case of any such default, re-entry expiration and/or dispossess by summary proceeding or otherwise, (a) the rent shall become due thereupon and shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney's fees, brokerage and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof either in the name of the Landlord or otherwise for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constitute the balance of the term under this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount if any, of the rents collected on behalf of the lease or leases of the demised premises for each month of the period which otherwise would have constituted the balance of the term of this lease. The failure of Landlord to re-let the premises or any parts or part thereof shall not release or affect Tenant liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting such as legal expenses, attorneys' fees, brokerage advertising and for keeping the dm in good order or preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers as advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

FEES ANDEXPENSES:   19. If Tenant shall default in the observance of performance of any term of covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately, or at any time thereafter and without notice perform the obligation of Tenant thereunder and if Landlord in connection therewith, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligation for the payment of money, including, but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with the interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefore, and f Tenant's lease term shall have expired at the time of making such expenditures or incurring such obligation, such sums shall be recoverable by Landlord as damages.

NO REPRESENTATIONS BY LANDLORD:
                    20. Neither Landlord or Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, hours of operation or any other matter or thing regarding or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. All understandings and agreements heretofore made between the parties hereto are merged in this contract which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:        21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the proceeding Saturday unless it be a legal holiday in which case it shall expire at noon the preceding business day.

QUIET ENJOYMENT:    22. Landlord covenants and agrees with Tenant that upon
                    Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:
                    23. If Landlord is unable to give possession of the demised premises on date of the commencement of the term hereof because of the holding-over or retention of possession of any Tenant, under-tenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenants occupancy. If permission is given to Tenant to enter into possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except as to the covenant to pay rent. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Sec 223-a of the New York Real Property Law.

NO WAIVER:          24. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver or such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by landlord. No employee of Landlord or Landlords agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination or the lease or a surrender of the premises.

WAIVER OF TRAIL BY JURY:
                    25. It is mutually understood by and between Landlord and Tenant that the respective parties hereto shall and they do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenants use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.


INABILITY TO PERFORM:
                    26. This leas and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be to be supplied is unable to make or is delayed in making any repair, additions. Alterations of decorations or is unable to supply of is delayed in supplying any equipment of fixtures or Landlord is prevented of delayed from so doing by reason of strike of labor trouble or any cause whatsoever including but not limited to a National emergency of by reason of an rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency

BILLS AND NOTICES:  Except as otherwise in this lease provided a bill, statement, ,notice or communication which Landlord may desire of be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally of sent by registered of certified mail assessed to Tenant at the building of which the demised premises form a part ort at the last known residence address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and the giving of such notice shall be deemed to be the time when the same is delivered to Tenant, mailed or left at the premises herein provided. Any notice by Tenant must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice. WATER CHARGES: 28. See Rider

SPRINKLERS:         29. See Rider

ELEVATORS, HEAT, CLEANING:
                    30. As long as Tenant is not in default under any of the covenants of this lease Landlord shall: (a) provide necessary elevator facilities on business days from 8 am to 6 pm and on Saturdays from 8 am to 1 pm (b) furnish heat to demised premises when and as required by law, on business days from 8 am to 6 pm and on Saturdays from 8 am to 1 pm;
                    (c) at landlords expense cause to be kept clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall at Tenant's expense keep the demised premises clean and in good order to the satisfaction of landlord and for that purpose shall employ the person or persons, or corporation approved by Landlord. Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for same shall be rendered by Landlord to Tenant as additional rent. Tenant shall, however have the option of independently contracting for the removal of which rubbish and refuse and rubbish in then event that Tenant does not wish to have same done by the employees of landlord. Under such circumstances however, the removal if such refuse and rubbish by others shall be subject to such rules and regulations as in the judgment of the Landlord are necessary for the proper operation of the building. Landlord reserves the right to stop service of heating, plumbing, electrical and systems when necessary, by reason of accident or emergency or for repairs when necessary, by reason of improvements, in the judgment of the landlord desirable or necessary to be made, until such repairs alterations, replacements or improvements shall have been completed And Landlord shall have no responsibility or liability for failure to supply heat, elevator, plumbing and electrical services during said period or when prevented from doing so doing by strikes, accidents of by any cause beyond control or by laws, orders or regulations of any Federal State or Municipal authority or failure of coal, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain coal oil other suitable fuel. If building in which demised premises are a part supply manually operated elevator service, Landlord may proceed with the alterations necessary to substitute automatic control elevator service upon ten(10) days written notice to Tenant without on any way affecting the obligations of Tenant hereunder provided that the same shall be done with the minimum amount of inconvenience to Tenant and Landlord pursues with due diligence the completion of the alterations. (See Rider)

SECURITY            31. Tenant has deposited with Landlord the sum of $      as
                    security for the faithful performance and observance and by Tenant of the terms, provisions and conditions of this leas:; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease including, but not limited to the payment of rent and additional rent Landlord may use, apply or Retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease including, but not limited to, any damage or deficiency in the re-letting of the premises whether such damage or deficiency occurred before or after summary proceeding or other reentry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be return to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building of which the demised premises form a part. Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assignees shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. (See Rider)

CAPTIONS:           32. The Captions are inserted only as a matter of
                    convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:        33. The term Landlord as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building or of the land and building the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed an construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the said lease o the building or of the land and building, that the purchase or the lease of the building or of the land and building that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words Re-enter and re-entry as used in this lease are not limited to their technical meanings.
                    The term business days as used in this lease shall exclude

                    Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service union or by the applicable Operating Engineers contract with regard to HVAC services.

ADJACENT EXCAVATION - SHORING
                    34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord or diminution or abatement of rent.

RULES AND REGULATIONS
                    35. Tenant and Tenant's servants, employees, agents, visitors and licenses shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or landlord's agents the parties hereto agree to submit the question of the reasonableness of such rule of regulation for decision to the New York office of the American arbitration association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of notice in writing within ten(10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants, or conditions in any other lease, violation of the same by any other tenant, servants, employees, agents visitors or licensees.

GLASS: 36. Landlord shall replace at expense of Tenant any and all plate or other glass damaged or broken from any cause whatsoever in or about the demised premises. Landlord may insure and keep insured at Tenant's expense all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefore shall be rendered by landlord to Tenant at such times when rendered and the amount therefore shall be deemed to be and be paid as additional rent.

SUCCESSORS AND ASSIGNS:
                    37. the covenants conditions and agreements contained in this lease shall bid and insure to the benefit of Landlord and tenant, and their heirs distributees executors administrators successors and except as otherwise provided in this lease, their assignees. See Rider

RIDER TO LEASE BETWEEN 444 REALTY COMPANY, AS LANDLORD, AND INTERBORO INSTITUTE, INC., AS TENANT, DATED JULY , 1983.

38. The parties agree that wherever the terms, covenants, conditions and provisions contained in the printed portion of the Lease shall be in conflict with any of the terms, covenants and conditions contained in~ the clauses contained in this Rider, commencing with paragraph 39 and continuing thereafter until paragraph 68, the clause in the within Rider shall prevail.

39 Increase In Reel Estate Taxes:

The parties hereto, recognizing the sharp increase in taxes and other expenses, and anticipating the continuation to such pattern, desire to set forth a fair and equitable method of defraying and absorbing such increases between landlord and Tenant. Tenant therefore agrees to pay Landlord, as additional rent, Its share of any such increase as follows:

A. As Used In This Article 39 The Following Definitions Shall Apply: .

1. "Taxes" as used herein shall mean the aggregate of the following items: (a) real estate taxes, (b) assessments (including without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this lease, which may be accessed, levied, confirmed, or imposed on or in respect of, or be a lien upon, the land and/or the Building thereof on which the Demised Premise, are a part and (e) any tax or assessment levied, assessed or imposed against such land and/or Building or any other charge or levy made by a taxing authority to the extent that the same shall be in lieu of all or any portion of any item set forth herein.

2. "Base Year" shall mean the fiscal year commencing July 1,1984 and ending June 30, 1985

3. "Base Tax" shall mean the amount of Taxes, as finally determined, payable by Landlord during the Base Year.

4. Tenant's "Proportionate. Share shall be 51% of any increase in Taxes over the Taxes in the Base Year.

B. Tenant covenants end agrees to pay, in each and every fiscal year after the base year, commencing July 1 and ending June 30 during the term or this lease and any and all renewals, extensions, and modifications thereof, Tenant's Proportionate Share.

C. Tenant's Proportionate Share shall be due and payable within ten (10) days after Landlord shall have delivered to Tenant a statement setting: forth the amount of Tenant's Proportionate Share and the basis therefore. Bills for such Taxes shall be sufficient evidence of amount, for the purpose of calculating Tenant's Proportionate Share. In the event Tenant fails to pay Tenant's Proportionate Share when due the Landlord shall be entitled, with respect thereto to any end all remedies to which Landlord may be entitled under this lease for default in the payment of rent. The failure of Landlord to bill Tenant for Tenant's Proportionate Share in any fiscal year shall not prejudice the right of landlord to subsequently bill Tenant for such fiscal year or any subsequent fiscal year.

D. In the event the Base Tax is reduced as a result of any appropriate proceeding, such reduced liability as finally fixed shall be regarded as the Base Tax and Landlord shall have the right to adjust the amount due from Tenant in any year in which Tenant is or was obligated to pay Tenant's Proportionate Share, and Tenant agrees to pay the amount of such adjustment on the rent installment day next following receipt of a written statement from Landlord setting forth the amount and basis of such adjustment. In the event Landlord shall receive a refund of Taxes for any year during which Tenant has paid Tenant's Proportionate share as above provided, the proceeds of such refund, less legal fees and other expenses incurred in collecting the same, shall be applied and allocated to the periods for which the refund was obtained and appropriate adjustment shall be made between landlord and Tenant.

E. With respect to any period at the expiration of the term of this lease which shall constitute a partial fiscal year, Landlord's statement shall apportion the amount due hereunder. The obligation or Tenant, with respect to Tenant's Proportionate Share applicable for the last year of the term this lease, or part thereof, shall survive the expiration, or sooner termination, of the term of this lease.

F. If Tenant's obligation under this Section 35 shall exceed $5,000 for any tax year, then during the following year, Tenant shall pay monthly, a sum to Landlord 1/12 of the amount so charged. Such amounts shall he applied on account of Tenant's obligation hereunder for the then current tax year.

G. Landlord has advised Tenant that the land and Building, of which the Demised Premises are a part, constitute a portion of a larger tax lot. Until the land and Building of which the Demised Premises are a part are separately assessed the proportionate share of assessment for taxes for the land and the building of which the Demised premises are a part shall be deemed 20.2% of the total for said larger tax lot, i.e. 51% of 20.2% or 10:302% of the increase, for the said larger tax lot. H. During the first five (5) years of the term hereof, Tenant shall not be obligated to pay any portion of any increases in Taxes attributable to, or assessed on account of, a sale, lease or other conveyance of the Building, including, without limitation, a sale of the larger tax lot of which the Building is a part.

40. Escalation Other Building Expenses:
In addition to the additional rent that may be payable by reason of the escalation set forth in Article 39 hereof, Tenant covenants and agrees to pay Landlord, without set-off or deduction, for each calendar year or portion thereof during the term of this lease, further additional rent as set forth below:

A. As used in this Article 40; the Following Definitions shall apply:

1. "Labor Rate": The rate of compensation of persons engaged in the general maintenance and operation of the Building (herein referred to as "porters") whether employed by Landlord or by an Independent contractor with whom Landlord shall have contracted or may theretofore contract for such services, and there shall be included in the determination of such Labor Rates the basic wage of porters and matrons, hours of employment, social security taxes, unemployment insurance, taxes payroll and other taxes lawfully imposed. If at any time during the term at this lease porters or person now designated as porters are no longer engaged in the general maintenance and operation at the Building, there shall be substituted for the words porter or porters, appearing in this paragraph that classification of employee engaged in the general maintenance and operation at the Building most nearly comparable to the classification now designated as porter or porters.

2. "Base Date": December 31, 1984.

3. "Computation Date": Any February 1st during the term at this lease subsequent to the Base Date provided, however, that if Labor Rates for the year in which such Computation Date falls are not fixed on or before such Computation Date, then and in such event the Computation Date shall be the first day of the first month following the date on which Landlord or an association representing Landlord or Its independent contractor enters into an agreement with the union representing such porters fixing wage rates and benefits, etc.

4. "Tenant's Area": The parties agree that Tenant's Area is 25,000 square feet.

B. If, on any Computation Date during the term of this lease "Labor Rates" shall be in excess of those in effect on the Base Date, Tenant shall pay for the calendar year in which the Computation Date falls, an amount equal to the product obtained by multiplying 18,750 by the number of cents (including any fraction of a cent) of such excess of Labor Rates over the Labor Rates in effect on the Base Date.

C. On or after each Computation Date during the term of this lease, Landlord shall render to Tenant a statement (referred to as "Landlord's Labor Statement") containing a computation of any additional rent payable by Tenant by reason of an increase In Labor Rates for the calendar year in which such Computation Date falls. With respect to any period at the expiration of the term of this lease which shall constitute a partial calendar year, Landlord's Labor Statement shall apportion the amount of such increase. The obligation of Tenant in respect to such increase applicable to the last calendar year and/or partial calendar year of the term of this lease shall survive the expiration of said term. In the event Tenant fails to pay the amount shown on Landlord's Labor Statement when due, then Landlord shall be entitled, with respect thereto, to any and all remedies to which Landlord may be entitled under this lease for default in the payment of rent. The failure of Landlord to render a Landlord's Labor Statement under the provisions of this paragraph shall not prejudice the right of Landlord to thereafter render said statement for such calendar year or any subsequent calendar years.

D. Any additional rent shown upon Landlord's Labor Statement as aforesaid shall be payable by Tenant on the first day of the first month after the date of delivery of such Landlord's Labor Statement.

E. If Tenant's obligation under this Section 36 shall exceed $5,000 for any calendar year, then during the following year, Tenant shall pay monthly a sum equal to 1/12 of the amount so charged. Such amounts shall be applied on account of Tenant's obligation hereunder for the then current tax Year.

41. Tenant's installations:

Not withstanding anything hereinbefore contained to the contrary, provided Tenant complies with all of the laws, orders, rules and regulations of the governmental authorities and the Fire Insurance Rating Organization having jurisdiction thereof and the local Board of Fire Underwriters, or any other similar body, and provided further, Tenant is not in default under any of the terms, covenants and conditions of this lease. Tenant shall have the right, at its own cost and expense, to install such machinery, equipment and fixtures as may be required for the proper conduct of Tenant's business, except that Landlord's, prior consent shall be required for any installation requiring structural alteration or changes to the Demised Premises. Subject to the provisions of this Article, any and all movable machinery, equipment and fixtures installed by Tenant (sometimes herein referred to as Tenant's Property") shall remain personality notwithstanding the fact that it maybe affixed or attached to the realty, and shall during the term of this lease or any extension or renewal thereof belong to and be removable by Tenant, provided that if Tenant shall remove said installations prior to the expiration of such term or the sooner termination thereof, Tenant shall repair any damage caused by said removal and shall deliver the Demised Premises to Landlord in the same condition as upon the commencement of the term hereof, reasonable wear and tear excepted. Prior to the expiration of the term or sooner termination thereof, Tenant shall at its own cost and expense remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord are to remain and to become the property of Landlord, and Tenant shall repair any damage to the Demised Premises resulting from such removal. Any property of Tenant not removed at the expiration or sooner termination of the lease shall be deemed abandoned and surrendered to Landlord without cost or liability to Landlord.

Machinery, fixtures, chattels or equipment, if any, furnished or installed by Tenant the cost of which is to be borne by Landlord, shall become the property of Landlord upon payment therefore by Landlord or reimbursement of Tenant by Landlord, as the case may be, and shall not be removed by Tenant. Tenant's obligations under this Article shall survive, the expiration or sooner termination of the term hereof.

42.  Public Areas Electric Service

Notwithstanding anything to the contrary contained herein, the Tenant shall not be required to pay for any electricity provided for, used or consumed for the purpose of operating elevators or any basic building mechanical function such as the operation of elevators, providing lighting for the stairways and stairwells and public halls.

43. Indemnity-Liability Insurance

Tenant agrees to indemnify, and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any, work or thing whatsoever done by or on behalf of Tenant in or about the demised premises and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this lease, or arising from any act or negligence of Tenant, or any of its agents, contractors~, servants, employees or licensees and from and against all costs, reasonable counsel fees, expenses and liabilities, incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord.

Tenant covenants to provide on or before the commencement date of the term hereof and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive policy of liability Insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the

Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and the limit of liability thereunder shall not be less than the amount of Five Hundred Thousand ($500,000.00) Dollars in respect of any one person, in the amount of One Million ($l, 000,000.00) Dollars-in respect of any one accident, and in the amount of Twenty-Five Thousand ($25,000.00) Dollars-respect of property damages. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any. Prior to the time such Insurance is first required to be carried by Tenant and thereafter at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such Insurance may not be cancelled except upon ten (10) days' notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

44. Tenant's Certificate:
Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by landlord, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of any mortgage or purchaser or any proposed mortgagee, assignee of any mortgage~ or purchaser, or any other person, firm or corporation specified by Landlord:

a) that this lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(b) Whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or condition hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and (c) the dates, if any, to which the rental and other charges hereunder have been paid in advance.

45. Modification for Mortgages:

If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, Insurance or other institution lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold delay, or defer is consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except perhaps, to the extent that Tenant may be required to give notice of any defaults by Landlord to such lender and or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said building) or materially adversely affect the leasehold interest hereby created.

46. Brokers:
Landlord and Tenant represent and warrant that they have dealt with no brokers except Cushman & Wakefield and Aegis Properties (Tenant having dealt with Aegis only) (said brokers are hereinafter collectively the Brokers) in connection with the execution of this Lease or the showing of the Demised Premises to Tenant and each party agrees to hold and save the other harmless from and against any and all liabilities from any other claims of any Broker (including without limitation, the cost of counsel fees in connection with the defense of any such claims) except the Brokers. Landlord shall pay both Brokers per separate agreements, and shall indemnify Tenant from any claims from said Brokers.

47  As-Is Condition:

Landlords sole work requirement is as in this lease specified only, including without limitation the work specified in Schedule A annexed.

48. Exculpatory Clause:
If the Landlord or any Successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals or a corporation (all of which are referred to below, individually and collectively, as a "landlord entity). Then anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such landlord entity in the land and Building of which the Demised Premises are a part, for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such landlord entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

49. Air Conditioning

So long as Tenant shall have duly kept and performed all of the terms, conditions, covenants and agreements and provisions to be kept and performed by Tenant under this Lease, Tenant shall be permitted to use the air conditioning package system Landlord is installing on the floors demised to the Tenant herein with the understanding that the Landlord agrees, at its sole cost and expense to do all the direct work necessary to bring the air conditioning to the demised premises.

Tenant shall be required to pay for any and all electricity required and used in the operation of such air conditioning equipment.

The Tenant shall be and is required to properly maintain and repair such air conditioner and air conditioning equipment at its sole cost and expense. To ensure proper servicing and repair, Tenant shall notify the Landlord of an air conditioning service contractor or service organization with which it proposes to contract to service and repair the said air conditioning equipment and procure the approval of the Landlord for any such service organization with whom Tenant eventually executes such service agreement for the repair and maintenance of such air conditioner and equipment.

It is agreed that the air conditioning equipment shall be deemed to be operating in a satisfactory manner if when the outside temperature is 95 degrees Fahrenheit, the inside temperature is 76 degrees Fahrenheit, dry Bulb SORB.

Replacements required by the air conditioner service organization to make ordinary repairs, and in the course of ordinary repairs, will be paid for by the Tenant. If the air conditioner fails to function because of a need for a total replacement, or replacement parts that may be equal to the then value of the air conditioner, same shall be replaced at the cost of the Landlord.

50.
A. "Tenant agrees that if by reason of default on the part of Landlord herein, under any ground or underlying lease or any leasehold mortgage affecting Landlord's interest (as ground lease), a ground or underlying lessor or a leasehold mortgagee shall enter into and become possessed of the real property of which the Demised Premises for a part, or any part or parts of such real property, either through possession or foreclosure, action or proceedings, or through the issuance and delivery of a new lease of the Premises covered by the ground or underlying lease to said leasehold mortgagee, then, if this lease is in full force and effect at such time, Tenant shall attorn to such lessor or such leasehold mortgagee as its Landlord; and in such event, such lessor or leasehold mortgagee shall not be liable to Tenant for any defaults theretofore committed by Landlord and no such default shall give rise to any rights of offset or deduction against the rents payable under this Lease.

B. The provisions for attornment hereinbefore set forth shall not require the execution of any further instrument. However, if any such lessor or mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly and If Tenant fails so to do, Tenant hereby appoints Landlord Tenant's attorney-in fact to execute any such instrument for and on behalf of Tenant.

51. Assignment and subletting
     A. Notwithstanding anything to the contrary contained in Article 11 of this lease, Tenant may not sublet the demised premises "without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided:

(i) There shall not be more then one (1) subtenant at any one time;
(ii) A copy of any proposed sublease shall be submitted to Landlord at least twenty (20) days prior to the effective date thereof;
(iii) The sublease must provide that the same is subject and subordinate to all of the terms and conditions of this lease,
(iv) The subtenant is a reputable party of reasonable financial worth considering the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof;
(v) No subletting shall relieve Tenant of its obligations or liabilities hereunder or shall be deemed a consent to a further subletting;
(vi) Tenant shall not then be in default under any of the terms, covenant, provisions, agreement or conditions of this lease.
(vii) The proposed subtenant shall not be a then existing Tenant or occupant of the building of which the demised premises are a part;

(viii) Tenant shall pay as additional rent the reasonable cost of Landlord's attorney's fees in connection with each such subletting.

Anything to the contrary hereinbefore contained notwithstanding, should Tenant desire to sublet all or any portion of the demised premises, it shall give written notice (which notice shall specify the area proposed to the sublet and the effective date of such subletting) of its intention to do so to Landlord sixty (60) days, or more, before the effective date of such proposed subletting, and Landlord may, at any time within thirty (30) days after receipt of such notice from Tenant, cancel this lease with respect to the area proposed to be sublet by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective on the effective date of such proposed subletting, with the same force and effect as if such cancellation date were the date originally set forth as the expiration date of the term of this lease and the annual rental rate herein shall be adjusted proportionately.

     B. Anything to the contrary contained in Article 11 herein notwithstanding, Tenant may not assign its interest in this lease without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided: (i) a true copy of such assignment shall be submitted to Landlord prior to the execution and delivery thereof; under any of the terms, covenants, provisions, agreements or conditions of this lease;

(iii) .. prior to the effective date of the proposed assignment, an agreement in form and substance satisfactory to Landlord whereby such assignee agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this lease on the part of Tenant to be performed;

(iv) the assignee is a reputable party of reasonable financial worth considering the responsibilities involved and Tenant. shall have provided Landlord with reasonable proof thereof;

(v) the assignee shall not be a then existing Tenant or occupant of the Building of which the demised premises are a part.

Anything to the contrary hereinbefore contained notwithstanding should Tenant desire to assign this lease pursuant to paragraph B, it shall give written notice (which notice shall specify the effective date of such assignment) of its intention to do so to landlord sixty (60) days, or more, before the effective date of such proposed assignment, and Landlord may at any time within thirty
(30) days after receipt of such notice from Tenant, cancel this lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective on the effect date of such proposed assignment with the same force and effect as if said cancellation date were the date set forth as the expiration date originally set forth as the expiration date of the term of this lease.

C. It is expressly understood and agreed that there shall be no further subletting or assignment unless the same are in strict compliance with Article 11 and this Article 16.

52. Tenant's Covenants:

The Tenant will take good care of the demised premises, its fixtures, equipment and appurtenances and all alterations, additions and improvements thereto suffer no waste or injury thereto; make all repairs in and about the same except to pipes, wires, and conduits for the building which pass through the demised premises and except heating coils not in the Demised Premises necessary to preserve them in good working order and condition, promptly pay the expense of such repairs and will not call upon the Landlord for any expenditure for repairs or improvements during the entire term of this Lease. Other than for Landlord's work requirement herein specified, the Tenant will comply, at Tenant's expense with all laws orders, ordinances and regulations applicable to the demised premises or to the Tenant's occupation thereof, of the Federal, State, County and Municipal authorities and of each and every department bureau and official thereof and with the direction of any public office or officer pursuant to law, which shall impose any duty upon Landlord or the Tenant with respect to the demised premises or the use and occupation thereof, and shall comply with all rules, orders and regulations of the York Board of Fire Underwriters or any similar body applicable to the demised premises as well as of any insurer under a policy affecting said demised premises. The Tenant will indemnify and save harmless the Landlord from and against any and all liability, penalties, fines, damages, expenses and judgments including reasonable counsel fees, arising from injury to persons or property of any nature or extent occasioned wholly or in part by any act or acts, omission or omissions, of the Tenant or of the employees, guests, licensees, agents, assigns, or under-Tenant's of the Tenant and also for any matter or thing growing out of the use or occupation by the Tenant of the demised premises or of its streets, sidewalks, vaults adjacent thereto during said term, and if any such penalties, fines, damages, expenses and judgments including counsel fees are paid by the Landlord each sum so paid shall be shall be due and due and payable by the Tenant as additional rent hereunder. The Tenant will permit the Landlord at all times during usual business hours to enter the demised premises for the purpose of inspection; permit the Landlord to make repairs alterations and improvements to all parts of the building, and to comply with all orders and requirements of any governmental authority applicable to said building when authorized by Landlord or Landlord's agent, to enter the demised premises to make or facilitate such repairs.

Landlord will repair structural and exterior portions of the Building and Premises, on reasonable notice, except for: those items of repairs caused by Tenant (its agents servants, employees or invitees), which shall be the obligation of the Tenant; and as provided in Article 9 hereof. Landlord shall indemnify and hold Tenant harmless from and against any and all liability, penalties, fines, damages, expenses and judgments (including reasonable counsel fees) arising from injury to persons or property due, in whole or in part to Landlord's (or its agents, servants or employees) failure to comply with its obligations hereunder.

53.  Premises - Landlord's Work

Tenant has agreed to accept the Demised Premises "As Is", except that Landlord: shall complete and perform, at its sole cost and expense, the work identified on Exhibit "A" annexed thereto and made a part hereof. Landlord agrees to diligently complete such work. Landlord shall send written notification to Tenant advising Tenant when Landlord deems its work to have been completed. Tenant shall have a thirty (30) day period to examine the Demised Premises and confirm whether or not such work has been completed. If Tenant shall not notify Landlord in writing within said thirty (30) day period of any manner in which such work shall be incomplete, then Tenant shall be deemed to have confirmed such statement. If Tenant shall claim that such work has not been completed, it shall specify the manner in which such work is not completed and further, whether or not such portion of the work as shall be incomplete shall be deemed "substantial" by Tenant. Substantial as used herein shall mean that such work as is incomplete, excluding minor punch items that do not prevent Tenant's use and occupancy of the premises for the purposes authorized under this lease If it is claimed by Tenant that the in complete work is "substantial" and this is disputed by the Landlord, then and in such event, Landlord's and Tenant's architect shall meet on three (3) days notice from either the Landlord or Tenant herein, and they shall determine what work is substantially incomplete as claimed by the Tenant, and the determination of said architects, which shall be as reasonable and objective as possible, as to which items of work are substantially incomplete and what remains to be done to render the same substantially complete shall be conclusive. If any work of the Landlord is not fully completed at the time of the commencement of the Lease to the extent that there may be minor or small items or esthetic or cosmetic work to be done (of which the Landlord is notified by the Tenant at the commencement of the Lease) the Landlord shall diligently prosecute and proceed with such work until the same is completed. I-~\ : .~:

The lease term shall commence on the sooner of (a) the date that Tenant occupies the premises or the conduct of its business thereat or (b) thirty (30) days after the date of substantial completion of the premises. Promptly upon the determination of the substantial completion date, the parties shall execute and exchange an agreement confirming the commencement and expiration date of the term.

Landlord represents that on the basis of its present work schedule and contractual commitments that its work should be completed on or about November 15, 1983. If, however, such work is not completed by December 15,1983, then the Landlord shall pay, as liquidated damages the sum of $333 per day from December 15,1983 until the demised premises are delivered to the Tenant.

54. Savings Provision:

If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable .to the fullest extent permitted by law.

55. Lease Not Binding Unless Executed:
Submission by Landlord of the within Lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals shall have been delivered to the respective parties.

56. Entire Agreement:

No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or cancelled except by writing subscribed by all the parties.

57. Late payment Clause.
It is agreed that the rental under the within lease is due and payable in equal monthly installments in advance in the first day of each month during the entire lease term. In the event that any monthly installments of rent or any other payment required as additional rent under the terms and conditions of this lease is more than ten (10) days late, then the Landlord shall be entitled to a late charge of $.015 for each dollar overdue which may be charged by the Landlord for each month or fraction of each month from its due date until the same is paid. Tenant recognizes that the said charge is imposed for the purpose of defraying the added expense incurred in handling delinquent payments.

58. This paragraph is a modification and supplement to printed portions of this Lease (if there are any inconsistencies between the printed portions and the following provisions of this Section 55, then this Section 55 shall control): a.
Article 3 shall be deemed modified as follows:

Landlord's consent shall not be required with respect to non-structural interior alterations or renovations costing in anyone instance less than $10,000. Tenant agrees that it shall give prior notice to Landlord of any proposed alteration or renovation whether or not Landlord's consent is required. Landlord agrees that its consent shall not be unreasonably or untimely withheld. The 3D day bonding requirement in the last sentence of the printed Article 3 is subject to the proviso that such bonding shall, in any event, occur prior to the foreclosure of any such lien.

b. As to paragraph 13, Landlord agrees that its rights thereunder shall be exercised in such manner so as to minimize, as far as practicable, any and all interference with Tenant's use and Occupancy of the demised premises, and further that Landlord's rights to place pipes, conduits, etc. through the demised premises shall only be exercised if (and only to the extent) required to comply with governmental laws, ordinances, rules, regulations or recommendations of the local Board of Fire Underwriters or to perform necessary repairs or improvements to the demised premises or the Building.

c. Notwithstanding the provisions of paragraph 7, this lease shall be subject and subordinate only to first mortgages and ground leases provided that such mortgagee shall agree, in substance, that Tenant's rights herein shall not be disturbed by reason of the default by Landlord under such mortgage (hereinafter a "Qualified Mortgages"). Tenant's failure to promptly execute and return an appropriate subordination-non-disturbance agreement, within 15 days, shall be deemed a default hereunder.

d. As to Article 9, Landlord represents that it shall carry fire and casualty insurance in an amount not less than 80% of the cost of the Building, exclusive of footings and foundations. Further, if pursuant to Article 9, rent and other charges shall abate with respect to all or any portion of the demised premises, then such rent and other charges shall be reinstated on the Sooner of 60 days after Landlord has completed the restoration as required, or Tenant uses the demised premises or portion thereof.

e. As to Article 10, it is agreed that Tenant shall be permitted to file a separate claim for the unexpired portion of its lease, provided however, that such claim shall not either reduce or impede the award or claim of a Qualified Mortgagee, nor be in an amount in excess of 15% of the value of the Building.

f. With respect to Article 15, in addition to Landlord's obligation as elsewhere provided, Landlord covenants and agrees that at such time as the demised premises are tendered to Tenant for Tenant's occupancy, that the premises shall be in conformity with all applicable Building codes, laws, fire codes and any other governmental laws and/or ordinances, including, without limitation, local law 15 lf and to the extent applicable.

g. With respect to Article 16, Landlord agrees that it shall not terminate this lease by reason of the bankruptcy or insolvency of Tenant provided that Tenant is not otherwise in default under the terms of this Lease.

h. Notwithstanding the printed portions of Article 17, it is agreed that Tenant shall have a period of 10 days to cure monetary defaults (after notice) and a period of 30 days for all other defaults, except for those defaults which are of a nature that cannot be cured within 30 days, and as to those defaults, Tenant shall be required to commence such curing within 30 days and thereafter to diligently prosecute their curing until completion.

i. With respect to paragraph 19, Landlord agrees not to exercise its rights of self-help except either in the event of any emergency, or unless Tenant fails to cure such default within 15 days after written notice. "

j. With respect to paragraph 25, Tenant's waiver of its right to a jury trial shall be applicable only with respect to an action commenced by Landlord for possession of the premises for nonpayment of rent or additional rent.

k. With respect to paragraph 26, Tenant's performance hereunder shall be subject to reasonable delay for unanticipated reasons beyond its control, except that lack of funds or inability to pay shall not be considered as an event or condition beyond Tenant's control.

l. With respect to paragraph 28, Tenant shall only be responsible for water charges in connection with any uses by Tenant of water beyond normal lavatory or drinking purposes.

m. With respect to paragraph 29, Tenant shall not be responsible for the initial installation of sprinklers and/or standpipes, if presently required in connection with the obtaining of a certificate of occupancy for its use of premises as a school as permitted hereunder. However, if such system shall hereafter be required, then Tenant shall be responsible for all costs and expenses of installing the same in the demised premises. If a sprinkler system is installed, then Tenant shall pay Landlord monthly in advance for its pro-rata share of the maintenance of such sprinklers based upon the ratio of the square footage so serviced.

59.
Mechanics Liens
To the extent that Tenant causes any work to be done in, on or upon the demised premises, Tenant shall keep the premises free and clear of any mechanics liens or notices of mechanics liens arising out of disputes between the Tenant and its laborers, workers, contractors, subcontractors and/or suppliers or materialmen. In the event any such liens are filed against the demised premises, the Tenant shall cause such liens to be paid or discharged by court order or bonded within period of thirty (30) days. On Tenant's failure to make any and all applications or to do any and all work required to bond or discharge the said liens, and Landlord shall be entitled to recover all- its incurred costs and expenses from the Tenant as additional rent during the month immediately following the Landlord's having incurred such expenses a disbursements. The Landlord shall have the additional or alternate remedy to compel the Tenant to cause all such liens to be discharged by payment or bonding through an action for specific performance in the Court of appropriate jurisdiction, and in such event Landlord will be entitled to recover from the Tenant reimbursement for all legal fees and court costs incurred.

60. Landlord and Tenant agree that the demised premises shall be available for Tenant's use 'from 8:00 am to 9:30 pm on Mondays through Fridays and from 8:00 am to 1:00 pm. on Saturdays. Accordingly, Building services, including heating, shall be available during such hours.

61. So long as Tenant elects to provide such service, Landlord agrees to pay one-half of Tenant's payroll cost of providing, during the Building hours set forth in Paragraph 57, a security guard or a series of security guards (e.g. only one guard shall be on duty at anyone time) so that the Building, its tenants, occupants and improvements shall have the benefit of such security service. Tenant shall employ its students as such guards and shall, monthly in advance, bill one-half of the cost thereof. Tenant agrees that the cost shall not exceed the costs that such guards are otherwise generally available for in the area.

62. Landlord agrees that the certificate of occupancy for the demised premises shall, at the commencement of the term, permit the use of the demised premises specified in Article 2.

63. Landlord agrees that the remainder of the Building of which the demised premises are a part shall not be leased to any business or trade school which shall offer the same' (or substantially the same) course of study as afforded by Tenant. This restriction shall not apply should John Jay College, which occupies the adjoining building, wish to expand all or any portion of its facility into all or any portion of the Building.

64. In order to induce Tenant to enter into this Lease, Landlord has agreed that Tenant may place a single brass plaque on the exterior of the Building reading "Interboro Institute" which plaque shall not exceed inches by inches in a place to be agreed upon by the parties. This agreement shall not be deemed an agreement to name the Building, nor preclude Landlord from permitting other Tenant's signs or plaques to be placed on the exterior of the Building.

65. Landlord agrees that wherever its consent is provided for herein that such consent shall not be unreasonably withheld or delayed. This provision shall not be applicable with respect to assignments or sub-lettings.

66. Stairway: The demised premises include the right to use (in common with the other tenants of the Building and the Tenant in the building adjoining the Building) the fire stairwell to the south of the demised premises for emergency exit use only. Said stairway shall not be used by Tenant or its students for floor to floor access, and its doors will be alarmed. Landlord understands that the continued use of such stairway is essential to Tenant's lawful use of the demised premises. Landlord covenants and agrees to use diligent efforts to procure a non-disturbance agreement from the holder of the first mortgage encumbering the building adjoining the Building to agree that in the event of a foreclosure of its mortgage, Tenant's continued right to the use of such stairway shall not be interfered with. Tenant recognizes that the Building of which the demised premises form a part are not encumbered by said mortgage and that the terms of said mortgage are favorable to the Landlord in view of present interest rates. Accordingly, there is a high probability that such non-disturbance will not be granted. In the event that Tenant's continued use of said stairway shall be interfered with, for any reason (including a foreclosure of such mortgage, condemnation, casualty or otherwise), Landlord covenants and agrees that it shall at its expense, construct a replacement stairway in manner and location reasonably acceptable to Tenant. Should Landlord fail to timely commence such construction and pursue the construction with due diligence, then Tenant shall and is hereby granted the right to so construct such replacement stairway at Landlord's cost and expense. Should Landlord fail to timely pay for such construction and pursue the construction with due diligence, then, Tenant shall have the right to offset and deduct from the fixed minimum rent and other charges due hereunder, the full amount of such construction plus interest computed from the date of such expenditure at 12% per annum. If the term of this lease shall be insufficient to permit such recoupment, then the term shall be automatically extended for the period of time so as to permit such recoupment. In order to give notice of Tenant's rights hereunder, a memorandum of this lease shall be recorded which shall set forth the provisions hereof and any such confirmation or grant required or permitted by any lawful authority shall be duly executed and filed by the Landlord. Such memorandum shall include a legal description of the land upon which the Building is situated as well as the land upon which said adjoining building is situated. If any of Tenant's space is lost by reason of the construction of such replacement stairway, then the annual rent shall be reduced by the product obtained by multiplying the square feet area lost by $13: and the figure of 18,750 set forth in Section 39(b) shall be reduced by 75% of such number of square feet lost.

67. To ensure Landlord's ability to comply with the above paragraph 66, all new leases made with new tenants for space in the building herein will provide for and receive the right of the Landlord herein pr any successor to install a replacement stairway or secondary stairway in the building at any time the Landlord deems it necessary in its discretion to do so.

68. Security:
Tenant has, on execution and exchange of this Lease, deposited with Landlord an irrevocable Letter of Credit issued by a commercial bank licensed to transact the banking business in the State of New York, in the amount of $650,000, which shall expire on December 1, 1985, e.g. such security shall be posted for the first two (2) years of the term only. The Letter of Credit shall be drawable upon by Landlord, at any time that Tenant is in default under the terms of this Lease (after notice and after any applicable grace period), the proceeds of which shall be used to cure Tenant's monetary default or for Landlord's costs of curing a non-monetary default. Such Letter of Credit shall be able to be drawn solely by a sight draft in the amount of such default, and/or the cost to cure such default, together with an affidavit signed by Landlord certifying that a default has occurred and Landlord's expenses and/or damages are as a consequence of thereof.


SCHEDULE A
TO LEASE WITH INTERBORO INSTITUTE, INC.
Schedule A consists of outline specifications and two (2) drawings prepared by Irving J. Hirshman, Architect, dated May 23, 1983, which specifications have been modified as annexed. For identification purposes, a copy of a portion of one of the two drawings is annexed.

SCHEDULE A
INTERBORO INSTITUTE
OUTLINE SPECIFICATIONS
Interior walls of classroom to be paint finished.
Interior walls of one (1)executive office only to be paneled.
All corridor walls to have 6' high Wainscote of "marlite" or other approved wall covering.
Existing masonry exterior walls are not furred or covered except said exterior walls are to be smoothed and painted.
All other walls may be paint finished.
All doors into classrooms and laboratories shall be hollow metal, with 24" x 30" vision lite. All other doors may be flush type, all with appropriate hardware. Finished flooring throughout may be l/8" thick vinyl asbestos in corridors and 3/32" thick in the classrooms with 4" high rubber base.
Floors in public toilets shall be suitably finished.
Ceilings throughout may be suspended acoustic tile, with a 10' clear height, except where structurally impracticable.
Electrical
Optical lab shall have:
a. 3 phase, 220 volt, 400 amp service
b. 20 circuit power distribution
c. Additional normal base receptacles
d. 100 foot candles maintained illumination at desk height
All rooms shall have local light switching.
Provide emergency lighting as required.

The following are levels of illumination to be maintained:
a. Corridors -20 ft. candlelight
b. Classrooms -75 ft. candlelight at desk height
c. Typing rooms and laboratories -100 ft. candlelight
d. All other rooms -50 ft. candlelight
All classrooms shall have at least two (2) base receptacles.
Computer room shall have two (2) clean circuits (40 amps) and wall outlets 3'-5' high, 4'-0" o.c.
Typing rooms shall have two (2) direct circuits, one to each wall, where there will be wall outlets 4'0" on center across the wall. All installed at desk height.
General office shall have a 40 amp, 220 volt outlet for a Xerox machine, in addition to normal base receptacles, in addition to a clean separate circuit line for a computer.
In addition to these outlined above" all rooms and areas shall have normal base receptacles.
Heating and Air Conditioning:

The heating and air conditioning for the entire area on both floors shall be adequate for the stated use and. occupancy of each individual area and be based on 100% occupancy at peak loading time. Air conditioning shall not include an economizer cycle and shall include adequate zone controls.

Modification Agreement
To Agreement of Lease Dated July 27, 1983

AGREEMENT made this 9th day of June, 1988 between 444 Realty Company hereinafter referred to as Landlord") and Interboro Institute, Inc. (hereinafter referred to as "Tenant"). ' WHEREAS, Landlord and Tenant entered into a lease dated July 27, 1983 for the entire 3rd and 4th floors in the building known as 450 West 56th Street (hereinafter referred to as the "Lease") and Tenant took occupancy and possession of said premises and is currently in occupancy and possession.

NOW, THEREFORE, Landlord and Tenant mutually agree as follows:
1. Notwithstanding the provisions of Article 53 of the Lease: (i) the commencement date of the Lease shall be January 17, 1984; (ii) the expiration date of the Lease shall be January 31, 1994; and (iii) Landlord shall not be obligated to pay for any liquidated damages as set forth in the last paragraph of said Article 53 as if such paragraph had never been incorporated in the Lease, it being understood that Tenant hereby waives and surrenders any claims for such liquidated damages that it may have or may have had to this date.

2. The language starting in the twelfth line of Article 30 of the Lease with the words "Tenant shall pay to" through the word "building" in the twenty third line of said Article 30 shall be deleted from the Lease and replaced with the following language: Landlord, at its expense, shall remove from the building any of Tenant's refuse and rubbish that Tenant delivers to the loading dock of the building.

3. Tenant is in possession of, and has accepted; the premises demised by the Lease and acknowledges that all the work to be performed by Landlord in the demised premises required by the terms of the Lease has been satisfactorily completed and Tenant certifies that the Lease is in good standing.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this AGREEMENT the 20th day of June 1988.

Witness
Landlord
Tenant

First Amendment to Lease Agreement

FIRST AMMENDMENT made as of the 1st day of June, 1992 by and between 444 REALTY COMPANY, ("Landlord") a New York limited partnership, having offices at Suite 1700, 11 East 44th Street, New 'York, N. Y. and INTERBORO INSTITUTE, INC., ("Tenant") a New York corporation, having offices at 450 West 56th Street, New York, N.Y.
RECITAL
Landlord and Tenant have previously entered into a lease agreement dated as of the 27th day of July, 1983 (the "Lease") for the rental of the entire third and four floors in the building known as 450 West 56th Street, New, York, N. Y., (the "building") as more fully set forth therein (the "Lease"). The Lease term is for a period of ten (10) years and expires on January 31, 1994. Tenant desires to rent from Landlord an additional 3,000 square feet of space (the "Additional Space") on the second floor of the building for the remainder of the lease term. The Landlord and Tenant desire to treat the Additional Space as part of the demised premises under the Lease and pursuant to all of the terms and provisions of the Lease, except as otherwise set forth in this Amendment.
NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

l. Additional Space. The demised premises is hereby increased by the Additional Space described on Exhibit attached hereto. The Additional Space shall be considered for all purposes (except as expressly provided to the contrary in this Amendment) as part of the demised premises under the Lease.

2. Base Rental. The Base Rental for the Additional Space shall be an additional $30,330.00 per annum (the "Additional Base Rental") payable in equal monthly installments of $2,527.50 per month on the first day of each month; said additional Base Rental shall be payable in the same manner as and together with the base rental reserved under the Lease.

3. Term. The commencement date of the term for the Additional Space shall be June 1, 1992. The term of the Lease, both with respect to the Additional Space and the original demised premises shall expire on January 31, 1994.

4. Amendment to Article 39. Article 39 of the Lease is hereby amended by increasing Tenant's "Proportionate Share" (as defined in subsection A(4) of that Article) to "57.1%.

5. Amendment to Article 40. Article 40 of the Lease is hereby amended by increasing "Tenant's Area" (as defined in subsection A(4) of that Article) to

"28,000 square feet" and by increasing the number "18,750" in subsection B at that Article to "21,000".

6. As is. Tenant agrees to accept the Additional Space in its present "as is" condition~. Landlord shall not be required to perform any work or provide Tenant with any allowance with respect to such Additional Space. Landlord agrees that Tenant shall have possession of the Additional Space on the Commencement Date free of all tenancies or occupants.

7. The terms used herein shall have the same meaning as defined in the Lease unless expressly provided herein to the contrary. Except as otherwise modified herein, the parties hereby ratify and confirm all of the other terms and provisions of the Lease.

8. IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

LANDLORD
444 REALTY COMPANY, a
New York Limited Partnership,

Tenant
INTERBORO INSTITUTE INC.

SECOND AMENDMENT
AND LEASE EXTENSION AGREEMENT

LEASE AMENDMENT AND EXTENSION AGREEMENT made as of the 1st day of February 1993 between 444 REALTY COMPANY, L.P. a New York Limited Partnership having offices at Suite 1700, 11 East 44th Street, New York, New York 10017 ("Landlord") and INRTERBORO INSTITUTE, INC., ("Tenant"), having offices at 450 West 56th Street, New York, N. Y. 10019.

W I Tenant N E S S E Tenant H
WHEREAS, Landlord and Tenant entered into an Agreement of Lease as of the 27th day of July, 1983 and amended by a Modification Agreement dated June 9, 1988 and a First Amendment to Lease Agreement ("the First Amendment"), dated as of June 1, 1992 (collectively, the Lease") demising the entire third and forth floors and a portion of the second floor of the Building known as 450 West 56th Street: and

WHEREAS, the original term of the Lease shall expire by its terms on January 31,1994: and WHEREAS, the parties desire to enter into this agreement in order to provide for the extension of the term of the Lease and to further amend the Lease as herein provided:

NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
         1. Lease Expiration. The amended expiration date of the Lease shall be January 31, 2004.

2. Paragraph 40 of the Lease Rider (Porter's Wage Escalation) shall be deleted effective February 1, 1993.

3. Rent. The rental provisions on the first page of the printed form of the Lease and in Paragraph 2 of the First Amendment are hereby amended by deleting same and by adding the following new paragraph 40 in its place. 40. Annual Rental Rates. Commencing February 1, 1993 the Annual Rental Rate shall be $341,320 ($28,443.33 per month). Thereafter, and on February 1st of each subsequent year of the term, the Annual Rental Rate shall increase by forty-one cents ($0.41) per square foot; per annum using 28,000 as the area of the demised premises for purposes of such increase."

4. Subparagraph 39A.(2) of the Lease (regarding Real Estate Taxes) is hereby amended effective February 1, 1993, by deleting that subparagraph and substituting the following in its place:
         "2. "Base Year" shall mean the fiscal year commencing July 1, 1993 and ending June 30, 1994."

5. Subparagraph 39F. of the Lease is hereby amended by adding the following sentence.
          "If Tenant's obligation under this Section shall not exceed $5,000 for any calendar year, then during the following year, Tenant shall pay semi-annually on May 15 and October 15, a sum equal to 1/2 of the amount so charged. Such amount shall be applied on account of Tenant's obligation hereunder for the then current tax year."

6. Paragraph 39 is hereby amended by adding the following to the end of Subparagraph 39G:
          "Landlord agrees to make reasonable and diligent efforts to obtain a separate assessment and/or to obtain a separate tax lot for the Building. In the event the Landlord is unsuccessful in obtaining such separate assessment or tax lot, Landlord agrees that Tenant shall not be liable for any increase in the assessed value which is attributable to the renovations currently being made to the adjacent building for use as a New York City High School. If Landlord is unsuccessful in obtaining such separate tax lot and the Building's assessed value is increased and Landlord and Tenant disagree as to the allocation of such increased assessment between the Building and the adjacent building, such dispute shall be determined by arbitration before the Real Estate Board of New York, Inc. Upon the separate assessment or the obtaining of a separate tax lot for the Building, Tenant shall not be entitled to dispute the assessment of the Building."

7. Paragraph 39H. of the Lease is hereby amended by inserting the words "the first ten (10) year extension of" after the words "during the first five (5) years of" in Paragraph 39H. of the Lease.

8. Add the following new subparagraphs 51D. and 51E. at the end of Paragraph 51:
          "D. The entire demised premises or an entire floor of the demised premises may be sublet and this Lease may be assigned in whole (but not part) for use as business offices in addition to the use set forth in Paragraph 2 hereof, provided, however that (i) such assignment and/or subletting otherwise complies with all of the other terms and conditions of this Lease, (ii) Tenant (or its successors and assigns) cease to conduct business under the trade name of "Interboro Institute" within the Borough of Manhattan, (iii) such use does not, in Landlord's reasonable judgment, interfere with or materially adversely affect the use of the remainder of the space in the Building and/or the adjoining building as a primary or secondary school, trade school or college or be a use unsuitable for proximity to children, teenagers or young adults, and (iv) such use would not reasonably be expected to produce noise, vibration or other such emanations which would adversely affect the use of adjoining premises as a sound stage, recording studio or audio recording facility."

          "E. Landlord's prior written consent shall not be required nor shall Landlord have the right of recapture in connection with (i) the sale of all or substantially all of the stock of Tenant or (ii) the sale or transfer of all or substantially all of the assets of Tenant (including this Lease) to a person, firm or corporation which continues to operate Tenant's business under the trade name "Interboro Institute", provided, however, that (i) Tenant's net worth (in the case of a stock transfer) or the net worth of such assignee or transferee (in the case of an asset transfer) is at least that of Tenant as of the date hereof, (ii) Tenant otherwise complies with all of the other terms and condition of this Lease respecting assignment and subletting (other than those requiring Landlord' s prior written consent); and (iii) such assignee or transferee agrees in writing to assume all of the Tenant's obligations under this Lease, and (iv) Tenant remains liable for all of the terms, provisions and obligations hereunder notwithstanding such assignment or transfer and notwithstanding any future modification or amendment of this Lease."

9. Paragraph 57 of the Lease is hereby amended by deleting in line 6 of Paragraph 7 the words "a late charge.." through the end of that Paragraph and by adding the following in the its place: "interest at the lesser of (i) two (2) percentage points above the "Prime Rate" charged by Chemical Bank New York, or (ii) the highest rate permitted by the Laws of the State of the New York.

10. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be required to obtain Landlord's prior written consent to any non-structural renovations or redecorating of the demised premises which (i) is not visible from the exterior of the demised premises, (ii) does not materially affect any Building systems, and (iii) does not exceed, in any twelve (12) month period, $25,000 in the aggregate.

11. In Paragraph 63 delete the words "John J. College" and insert instead the words "Board of Education of the City of New York."

12. In the First Amendment delete Paragraphs 2, 3 and 5 in their entirety.

13. Landlord represents to Tenant that, as of the date hereof, there is no mortgage encumbering the Building or the real property of which the Building is a part.

14. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment this Amendment shall be paramount and shall prevail.

15. Except as modified by this Amendment, the Lease and all of its, terms and conditions shall remain in full force and effect and the parties hereby ratify and confirm all of the terms and conditions thereof as modified hereby.

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the day and year first above written.

Tenant
INTERBORO INSTITUTE, INC.

LANDLORD
444 REALTY COMPANY, L.P.
a New York limited Partnership
By: EDA Tenth Avenue, Inc.